As filed with the Securities and Exchange Commission
                     on July 2, 2001
                                       Registration No. 333-13739

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

                     DOLE FOOD COMPANY, INC.
     (Exact name of registrant as specified in its charter)
                       ___________________

             Delaware                         99-0035300
 (State or other jurisdiction of           (I.R.S. Employer
  incorporation or organization)         Identification No.)
                         One Dole Drive
            Westlake Village, California  91362-7300
                         (818) 879-6600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                       ___________________

     DOLE FOOD COMPANY, INC. AMENDED AND RESTATED 1991 STOCK
                      OPTION AND AWARD PLAN
                    (Full title of the plan)
                       ___________________

                        C. Michael Carter
     Vice President, General Counsel and Corporate Secretary
                         One Dole Drive
             Westlake Village, California 91368-7300
                         (818) 879-6600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copy to:
                    Charles F. Niemeth, Esq.
                      O'Melveny & Myers LLP
                      153 East 53rd Street
                  New York, New York 10022-4611
                         (212) 326-2000
                       ___________________

                CALCULATION  OF REGISTRATION  FEE

Title of       Amount to be  Proposed    Proposed      Amount of
securities to  registered    maximum     maximum       registrat
be registered                offering    aggregate     ion fee
                             price per   offering
                             unit        price

See below(1)   N/A           N/A         N/A           N/A

------------
(1) No additional securities are to be registered, and registration fees were paid upon filing of the original Registration
     Statement No. 333-13739. Therefore, no further registration fee is required.

The Exhibit Index for this Post-Effective Amendment follows the signature page.

                     DOLE FOOD COMPANY, INC.

                POST-EFFECTIVE AMENDMENT NO. 1 TO
               REGISTRATION STATEMENT ON FORM S-8

                        EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-13739, the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Dole Food Company, Inc., a Delaware corporation ("Dole"), which is the successor to Dole Food Company, Inc., a Hawaii corporation ("Dole Hawaii"), following a statutory merger effective 11:59 p.m. (Hawaii time), June 30, 2001 (the "Merger") for the purpose of changing Dole Hawaii's state of incorporation to Delaware. Prior to the Merger, Dole had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Dole succeeded by operation of law to all of the assets and liabilities of Dole Hawaii. The Merger was approved by the stockholders of Dole Hawaii at the annual meeting of stockholders on June 8, 2001, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Except as modified by this Amendment, Dole, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities
Act and the Exchange Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents as originally filed with the Securities and Exchange Commission (the "Commission") by Dole
Hawaii (except as noted below) are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the fiscal year ended
          December 30, 2000, filed pursuant to Section 13 of the Exchange Act;

     (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 24, 2001, filed pursuant to Section 13 of the Exchange Act; and

     (c) The description of the Common Stock contained in Amendment No. 1 on Form 8-A/A filed with the Commission on July 2, 2001 (filed by Dole) and the Amended Certificate of Incorporation which appeared as Appendix D to the Proxy Statement for the Annual Meeting of Stockholders of Dole Hawaii held on June 8, 2001.

     All documents subsequently filed by Dole pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Common Stock is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Dole's Certificate of Incorporation provides that a director of Dole shall not be personally liable to Dole or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Dole or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Dole shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provisions by the stockholders of Dole shall not adversely affect any right or protection of a director of Dole existing at the time of such repeal or modification.

     Dole's By-Laws provide that each person (an "indemnitee") who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a director or an officer of Dole or is or was serving at the request of Dole as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by Dole to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Dole to provide broader indemnification rights than such law permitted Dole to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith. Nonetheless, except with respect to proceedings to enforce rights to indemnification, Dole shall indemnify the indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if that proceeding (or part thereof) was authorized by the Board of Directors of Dole.

     In addition, under Dole's By-Laws, an indemnitee shall also have the right to be paid by Dole the expenses (including attorney's fees) incurred in defending the proceeding in advance of its final disposition, provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to Dole of an undertaking by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for those expenses.

     Any amendment, alteration or repeal of the above indemnification provisions of Dole's By-Laws that adversely affects any right of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to the amendment or repeal. Dole has obtained insurance which insures the directors and officers of Dole against specified losses and which insures Dole against specific obligations to indemnify its directors and officers.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index that follows the signature page.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

              (i)  To include any prospectus required by Section
                   10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or
                   events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii)    To include any material information with
                   respect to the plan of distribution not
                   previously disclosed in the Registration
                   Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and
              (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on the 1st day of July, 2001.


                              By: /s/Lawrence A. Kern
                                 Lawrence A. Kern
                                 President and Chief Operating
                                 Officer



                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Lawrence A. Kern and Kenneth J. Kay as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                  Title                Date

/s/David H. Murdock     Chairman of the Board    July 1, 2001
David H. Murdock        and Chief Executive
                        Officer (Principal
                        Executive Officer)

/s/Kenneth J. Kay       Vice President and       July 1, 2001
Kenneth J. Kay          Chief Financial
                        Officer (Principal
                        Financial Officer)

/s/Gil Borok            Controller and Chief     July 1, 2001
Gil Borok               Accounting Officer
                        (Principal Accounting
                        Officer)

/s/Mike Curb            Director                 July 1, 2001
Mike Curb

/s/David A. DeLorenzo   Vice Chairman and        July 1, 2001
David A. DeLorenzo      Director

/s/E. Rolland Dickson   Director                 July 1, 2001
E. Rolland Dickson

                        Director
Richard M. Ferry

/s/Lawrence M. Johnson  Director                 July 1, 2001
Lawrence M. Johnson

/s/Lawrence A. Kern     President, Chief         July 1, 2001
Lawrence A. Kern        Operating Officer and
                        Director

                        Director
Zoltan Merszei

                          EXHIBIT INDEX


Exhibit
Number          Description of Exhibit


4.1       Dole Food Company, Inc. Amended and Restated 1991
          Stock Option and Award Plan*

4.2 Amendments to Amended and Restated 1991 Stock Option and Award Plan**

5.1       Opinion of O'Melveny & Myers LLP (opinion re legality)

23.1      Consent of Independent Public Accountants

23.2      Consent of O'Melveny & Myers LLP (included in Exhibit
          5.1)


-------------
* Incorporated by reference from Exhibits 4.1 of the Registrant's Registration Statement on Form S-8 filed with the
Securities and Exchange Commission on October 9, 1996 (File No.
333-13739).

** Incorporated by reference from Exhibit 10.10 of the Registrant's Annual Report on Form 10-K filed with the
Securities and Exchange Commission on March 30, 2001 (File No.
001-04455).

                                                     EXHIBIT 5.1

                  OPINION OF O'MELVENY & MYERS

July 2, 2001
                                                 OUR FILE NUMBER
                                                     219,742-191

Dole Food Company, Inc.
One Dole Drive
Westlake Village, California 91362-7300

          Re:  Post-Effective Amendment No. 1 to the
               Registration Statement on Form S-8 of Dole Food
               Company, Inc.

Ladies and Gentlemen:

     At your request, we have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be filed by Dole Food Company, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, no par value, of the Company (the "Common Stock"), to be issued pursuant to the Dole Food Company, Inc. Amended and Restated 1991
Stock Option and Award Plan (the "Plan"), which shares of
Common Stock were registered under the Securities Act by Dole Food Company, Inc., a Hawaii corporation, prior to its reincorporation in Delaware. We have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Common Stock to be issued pursuant to and in accordance with the Plan.

     Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to Post-
Effective Amendment No. 1 to the above-referenced Registration
Statement.

                              Respectfully submitted,

                              /s/ O'MELVENY & MYERS LLP

                                                   EXHIBIT 23.1

            Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 29, 2001 included in Dole Food Company, Inc.'s Form 10-K for the year ended December 30, 2000 and to all references to our Firm included in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 Registration No. 333-13739.


/s/ ARTHUR ANDERSEN LLP

Los Angeles, California
July 2, 2001